Vanguard Cellular Systems, Inc.
                             2002 Pisgah Church Road
                                    Suite 300
                              Greensboro, NC 27455



                                December 28, 1998



AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

         Re:      Vanguard Executive Option Loans

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Agreement and Plan of Merger dated as of October 2, 1998, (the "Merger Agreement"), among you, your wholly owned subsidiary, Winston, Inc., and the undersigned, pursuant to which the undersigned is proposed to be merged into Winston, Inc. Further reference is made to certain proposed loans by the undersigned to certain of its executives (the "Executives") to finance their exercise of stock options and related income tax liabilities (the "Option Loans") as proposed to be evidenced by promissory notes of the executives (the "Notes"), which Notes will be secured by and/or entitled to the benefit of (a) Pledge Agreements ("Pledge Agreements") of the Executives and (b) Agreements Re Netting of Payments ("Netting Agreements", and, together with the Notes and the Pledge Agreements, the "Option Loan Documents") by the Executives.

         The undersigned hereby agrees that, as a condition to the extension of any Option Loan (other than an Option Loan to an Executive who is a party to a Voting Agreement (as defined in the Merger Agreement)), the undersigned will obtain and provide to you the written agreement of the Executive (for the benefit of you) in the form of Exhibit A.

         The undersigned further agrees that, without your prior consent, no provision of any Option Loan Document will be amended, waived or otherwise modified or compromised, no consent will be provided thereunder and the Option Loan Documents will be enforced to the fullest extent.

         By your acceptance of this letter, you hereby consent to the undersigned's execution and delivery from time to time of Option Loan Documents between the undersigned and its executives listed on Schedule I hereto in the form of the drafts of the Option Loan Documents attached hereto and in respective amounts not to exceed the amounts on Schedule I hereto.

         This letter shall terminate and be of no further force and effect upon any termination of the Merger Agreement.

                                                VANGUARD CELLULAR SYSTEMS, INC.

                                                     By: /s/ Stephen R. Leeolou
                                                     Title: President, CEO
ACCEPTED AND AGREED:
AT&T CORP.

By: Michael Berg
Title: General Attorney and Assistant Secretary

Exhibit A
                 [NAME AND ADDRESS OF EXECUTIVE VICE PRESIDENT]

                                                      _________________, 1999

Vanguard Cellular Systems, Inc.
2002 Pisgah Church Road, Suite 300
Greensboro, North Carolina 27455

AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

         Re: Transfer of Vanguard Common Stock pledged under Pledge Agreement

Ladies and Gentlemen:

         Reference is made to: (i) the Promissory Note or Promissory Notes of even date herewith (the "Notes") made by the undersigned and payable to Vanguard Cellular Systems, Inc. ("Vanguard"), and (ii) the Pledge Agreement of even date herewith (the "Pledge Agreement") made by the undersigned in favor of Vanguard. In consideration of a loan or loans made to the undersigned by Vanguard this date, as evidenced by a Note or Notes and secured by, among other things, the Pledge Agreement, the undersigned executive of Vanguard, hereby agrees: (a) not to sell, transfer, dispose of, encumber (except pursuant to the Pledge Agreement) or otherwise convey any interest in any Pledged Securities (as defined in Pledge Agreement) prior to the Merger (as defined in the Pledge Agreement) unless the Merger shall not have been consummated on or before March 31, 1999 (it being understood that if the Merger shall not have been consummated on or before March 31, 1999, the undersigned may thereafter sell or otherwise transfer or convey any or all of the Pledged Securities so long as the Notes shall have been paid in full prior to such sale) and (b) to be present and vote the Pledged Securities, (i) in favor of adoption and approval of the Amended and Restated Agreement and Plan of Merger dated as of October 2, 1998 among AT&T Corp., Winston, Inc. and Vanguard Cellular Systems, Inc. (the "Merger Agreement") and the Merger (and each other action and transaction contemplated by the Merger Agreement) and (ii) against any Acquisition Proposal (as defined in the Merger Agreement) other than the Merger (or any other Acquisition Proposal of Parent) and against any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or other Acquisition Proposal of Parent) or is otherwise inconsistent therewith at every meeting of the stockholders of the Company at which any such matters are considered and at every adjournment thereof (and, if applicable, in connection with any request or solicitation of written consents of stockholders). Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. (The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement).

         This letter shall terminate and be of no further force and effect upon any termination of the Merger Agreement.

                                        ---------------------------------
                                       Name of Executive: ________________

                                                                  Schedule I

                                       Maximum Loans
                                 to Executive Officers



Executive Officer             No. of Vested       Cost to       At $23/sh        35.45% W/H     Total Loan
                                 Options          Exercise      Value of         Tax Loans        (2)(3)
                                                  Options       Options Above        (2)(3)
                                                                Exercise
                                                                Price(1)
Haynes G. Griffin                870,000       10,948,125       9,061,875        3,212,435     14,160,560
Stephen R. Leeolou               870,000       10,948,125       9,061,875        3,212,435     14,160,560
L. Richardson Preyer, Jr.        870,000       10,948,125       9,061,875        3,212,435     14,160,560
Stuart S. Richardson             208,750        2,646,875       2,154,375          763,726      3,410,601
Stephen L. Holcombe              359,799        5,946,730       2,328,648          825,506      6,772,236
Richard C. Rowlenson             352,299        5,847,980       2,254,898          799,361      6,647,341
Timothy G. Biltz                 321,499        5,610,766       1,783,712          632,326      6,243.092
Dennis B. Francis                303,999        5,826,796       1,165,181          413,057      6,239,853
S. Tony Gore, III                242,449        3,951,235       1,625,092          576,095      4,527,330



(1) Assumes a fair market value of $23.00 per share on the various exercise dates. These amounts will increase or decrease to the extent that its actual fair market value of the option shares is above or below $23.00 per share on such exercise dates.

(2) Subject to adjustment with respect to the tax loan portion, based on the actual fair market value of the option shares on the various option exercise dates.

(3) If the closing of the merger contemplated by the Agreement and Plan of Merger dated as of October 2, 1998, as amended, among AT&T Corp., Winston, Inc. and Vanguard Cellular Systems, Inc. occurs after April 15, 1999, the tax loans will be increased on April 15, 1999 by the difference between the withholding taxes paid and the actual taxes due on April 15, 1999, with respect to exercised options.